Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Member

Sabine Pass Liquefaction, LLC:

We consent to the use of our report dated February 19, 2015, with respect to the balance sheet of Sabine Pass Liquefaction, LLC as of December 31, 2014, and the related statements of operations, comprehensive loss, member’s equity, and cash flows for the year then ended, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Houston, Texas

November 25, 2015